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                                                                  EXHIBIT 10.40

                               SEVERANCE AGREEMENT


    THIS AGREEMENT (the "Agreement") is made and entered into as of the 12th day of August, 1998, by and between Silicon Valley Bancshares ("Bancshares") and John C. Dean ("Mr. Dean").

                                    RECITALS

    WHEREAS, Mr. Dean is the President and Chief Executive Officer of Bancshares and Silicon Valley Bank (the "Bank");

    WHEREAS, Bancshares has made an equity investment in non-voting preferred stock (the "Preferred Stock") of garage.com-TM- (the "Company") and, in that regard, has been offered membership on the Company's board of directors;

    WHEREAS, Bancshares has asked, and Mr. Dean has agreed, to serve as a director of the Company;

    WHEREAS, the Company offered to Bancshares the opportunity to purchase 75,000 shares of the Company's common stock (the "Common Stock"), in regard to services provided by Mr. Dean on the Company's board of directors;

    WHEREAS, Mr. Dean's service on the board of directors of the Company will provide value to Bancshares;

    WHEREAS, Bancshares purchased the Common Stock for a total purchase price of $750;

    WHEREAS, the Company intends to form a California limited liability company each year during its existence (the "LLCs") to hold and distribute securities, or the proceeds from the sale or disposition of such securities, that the Company receives in each particular year from entities that seek to raise capital using the Company's Internet matchmaking service; and

    WHEREAS, the Company intends to allocate an interest in each of the annual LLCs to its holders of common and preferred stock, including Bancshares. For purposes of this Agreement, "Interests" means the interests allocated by the Company in each of the annual LLCs to Bancshares related solely to Bancshares' ownership of the Common Stock granted in regard to Mr. Dean's services on the Company's board of directors.

    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties agree as follows:

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                                    AGREEMENT

    1. RIGHTS IN THE STOCK AND THE INTERESTS. Except as otherwise provided in this Agreement, Bancshares shall have all right, title and interest in the Common Stock and the Interests.

    2. MR. DEAN'S SEPARATION. Upon the earlier of (i) a Covered Termination; or (ii) a Qualified Separation of Mr. Dean from Bancshares and the Bank (collectively, "Mr. Dean's Separation"), the determination of the value of the Common Stock and the Interests will be made in accordance with Section 3 of this Agreement. For purposes of this Agreement, a "Covered Termination" shall have the meaning as defined in the then existing Change in Control Agreement among Mr. Dean, Bancshares and the Bank; and a "Qualified Separation" shall mean where Mr. Dean voluntarily resigns as an officer of Bancshares and the Bank and, in the sole discretion of Bancshares, determines that Mr. Dean continues to add value to Bancshares and the Bank. Factors to be considered in this determination include, but are not limited to: (1) Mr. Dean's promotion and support of the interests of the Bank in the marketplace and community; (2) Mr. Dean's promotion and support of the interests of the Bank with clients, venture capitalists and prospective Bank clients; (3) Mr. Dean's promotion and support of the interests of the Bank through civic activities; (4) Mr. Dean's continued service to the Bank (i.e., as a consultant); (5) Mr. Dean's continued addition of value to a Bank-related project; or (6) Mr. Dean providing referrals to the Bank. Bancshares' shall make this determination one time only, within three (3) months following Mr. Dean's separation.

    3. DETERMINED VALUE. The term "Determined Value" shall mean fifty percent (50%) of the present value of the fair market value of the then-vested Common Stock and the Interests, valued as of the date of Mr. Dean's Separation, and determined as follows: (i) within twenty (20) days of Mr. Dean's Separation, Bancshares and Mr. Dean shall each select a business valuation appraiser, each of whom is an accredited senior appraiser by the American Society of Appraisers;
(ii) within twenty (20) days of their selection, the appraisers selected by Bancshares and Mr. Dean shall promptly meet and confer and select an independent business valuation appraiser who is an accredited senior appraiser by the American Society of Appraisers (the "Independent Appraiser"); (iii) the Independent Appraiser shall promptly conduct an appraisal of the Common Stock and the Interests and determine the fair market value of the Common Stock and the Interests discounted to present value; and (iv) the Independent Appraiser shall then promptly prepare and deliver to Bancshares and Mr. Dean a written report reflecting the fair market value of the Common Stock and the Interests discounted to present value (the "Appraisal Report"). The fair market value determined under this Section 3 will include an amount representing the value of the goodwill of the Company. The Determined Value established by the Independent Appraiser is conclusive and binding upon the parties. Bancshares will pay the fees and expenses charged by the Independent Appraiser.

    4. CLOSING. Within twenty (20) days of the delivery of the Appraisal Report, but no earlier than ninety-five (95) days from the date of Mr. Dean's Separation, Bancshares will pay to

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Mr. Dean the amount of the Determined Value. Notwithstanding the foregoing, if Harry W. Kellogg, Jr. ("Mr. Kellogg") is then participating in the payment from Bancshares to Mr. Dean pursuant to the Severance Agreement between Bancshares and Mr. Kellogg dated August 12, 1998, Bancshares will pay to Mr. Dean only one-half of the amount of the Determined Value (with the other half then being paid to Mr. Kellogg).

    5. ATTORNEYS' FEES. In any action at law or in equity, including any arbitration proceeding, to enforce any of the provisions or rights under this Agreement, the unsuccessful party to the action, as determined by the court or the arbitrator in its final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal), and, if the successful party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

    6. AMENDMENTS. No change in, modification of or addition to the terms of this Agreement shall be valid unless set forth in a writing signed by Bancshares and Mr. Dean and specifically stating that it constitutes an amendment to this Agreement.

    7. CHOICE OF LAW. It is the intention of the parties that the laws of the State of California shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

    8. BINDING ON HEIRS, SUCCESSORS AND ASSIGNS. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and assigns of the parties to this Agreement.

    9. ASSIGNMENT. Except as otherwise provided in this Agreement, neither this Agreement nor any right or interest is assignable by any of the parties without the prior written consent of all of the parties.

    10. ARBITRATION. Any dispute between the parties arising out of or in connection with this Agreement shall be referred to arbitration in Santa Clara County, California in accordance with the Commercial Rules of the American Arbitration Association. The award shall be final and binding upon the parties and judgment of such award may be entered in any court having jurisdiction.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

SILICON VALLEY BANCSHARES           JOHN C. DEAN


By:
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